Exhibit 10.13
STOCK REDEMPTION AGREEMENT
This STOCK REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of this 18th day of June 2008, by and between ChromaDex, Inc., a California corporation (the “Corporation”), and Bayer Innovation GmbH (formerly named Bayer Innovation Beteiligungsgesellschaft mbH), a German corporation (“Shareholder”).
R E C I T A L S
A. Shareholder is the owner of 1,222,795 shares of the Common Stock of the Corporation (the “Shares”).
B. The Corporation desires to redeem from Shareholder, and Shareholder desires to sell to the Corporation, all of the Shares, on the terms and subject to the conditions of this Agreement.
A G R E E M E N T
In consideration of the foregoing recitals and the mutual covenants contained herein, the parties, intending to be legally bound, agree as follows:
1. Redemption of Securities. Shareholder hereby sells, transfers and assigns to the Corporation, and the Corporation hereby purchases and redeems from Shareholder, all of Shareholder’s right, title and interest in and to the Shares.
2. Consideration. As consideration for the sale to the Corporation of the Shares hereunder, on or before December 20, 2008 (the “Payment Date”), the Corporation shall pay to Shareholder US$1,002,691.90 (the “Purchase Price”), or US$0.82 per share of Common Stock, by the Corporation’s delivery to Shareholder of a wire transfer of immediately available funds in such amount. Concurrently with the execution of this Agreement, the Corporation shall issue a promissory note in favor of Shareholder reflecting the Corporation’s payment obligations under this Section 2, in the form attached to this Agreement as Annex A (the “Promissory Note”). As set forth in the Promissory Note, and not in addition thereto, if the principal amount of the Promissory Note, or any part thereof, is not paid in full when due, the Corporation shall pay interest on the overdue principal amount at the rate of one and one half percent (1 1/2%) per month beginning January 1, 2009 until all amounts outstanding under this Promissory Note have been paid in full, or at the maximum rate permitted by applicable law, whichever is less. Interest shall be computed on the basis of the actual number of days outstanding on the basis of a year consisting of 360 days. Borrower may prepay the Promissory Note without premium or penalty. All payments received on account of the Promissory Note shall be first applied to accrued and unpaid interest, if any, and the remainder shall be applied to the reduction of principal.

3. Representations and Warranties. Shareholder hereby represents and warrants to the Corporation as follows:
3.1 Authorization. All action has been taken on the part of Shareholder necessary for the authorization, execution and delivery of this Agreement. Shareholder has taken all action required to make all the obligations of Shareholder reflected herein the valid and enforceable obligations they purport to be.
3.2 Compliance with Other Instruments. The authorization, execution, delivery and consummation of this Agreement will not constitute or result in a default or violation of any law or regulation applicable to Shareholder or any term or provision of Shareholder’s charter documents, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.
3.3 Ownership; Right to Transfer. Shareholder owns beneficially the Shares free and clear of all liens, encumbrances, security interests, claims, options or limitations affecting its ability to transfer the Shares to the Corporation. Shareholder has the unrestricted right to enter into this Agreement and to consummate the transactions described in this Agreement without obtaining the consent or approval of any third party.
3.4 Exclusion of Liability. Shareholder does not provide any other representations or warranties and any and all claims for breach of representations or warranties other than the ones specified above shall be waived by the Corporation and excluded to the extent legally possible.
4. Representations and Warranties. The Corporation hereby represents and warrants to Shareholder as follows:
4.1 Authorization. All action has been taken on the part of the Corporation necessary for the authorization, execution and delivery of this Agreement. The Corporation has taken all action required to make all the obligations of the Corporation reflected herein the valid and enforceable obligations they purport to be.
4.2 Compliance with Other Instruments. The authorization, execution, delivery and consummation of this Agreement will not constitute or result in a default or violation of any law or regulation applicable to the Corporation or any term or provision of the Corporation’s charter documents, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.
4.3 Agreement and Plan of Merger. The Merger (as defined in that certain Agreement and Plan of Merger, dated May 21, 2008, by and among Cody Resources, Inc., a Nevada corporation, CDI Acquisition, Inc., a California corporation, and the Corporation) has not yet been made effective and will not be made effective before the Effective Time (as defined in Section 5).
4.4 Exclusion of Liability. The Corporation does not provide any other representations or warranties and any and all claims for breach of representations or warranties other than the ones specified above shall be waived by Shareholder and excluded to the extent legally possible.

5. Closing.
5.1 Closing; Effective Time. The consummation of the transactions contemplated herein (the “Closing”) shall take place remotely by exchange of documents and signature pages via facsimile or electronic mail, to be coordinated from the offices of Manatt, Phelps & Philips, LLP, 695 Town Center Drive, Fourteenth Floor, Costa Mesa California 92626, and shall be effective upon delivery and release of the documents and instruments set forth in Sections 5.2 and 5.3 (the “Effective Time”).
5.2 Shareholder’s Obligations at Closing. At the Closing, Shareholder shall deliver, or cause to be delivered, to the Corporation, the following documents and instruments, in form and substance reasonably satisfactory to the Corporation and its counsel:
(a) A counterpart signature page to this Agreement, duly executed by Shareholder;
(b) A stock assignment separate from certificate, duly executed by Shareholder, assigning all of its right, title and interest in and to the Shares, as evidenced by Stock Certificate No. 24 of the Corporation; and
(c) Such other documents and instruments as the Corporation or its counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.
5.3 Obligations of the Corporation at Closing. At the Closing, the Corporation shall deliver to Shareholder the following documents and instruments, in form and substance reasonably satisfactory to Shareholder and his counsel:
(a) A counterpart signature page to this Agreement, duly executed by the Corporation;
(b) The Promissory Note, duly executed by the Corporation; and
(c) Such other documents and instruments as Shareholder or its counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.
5.4 Obligations of the Parties After Closing. As soon as practicable after the Closing, but in no event more than three business days thereafter, (a) each of the Corporation and Shareholder shall send by courier to the other, an originally executed counterpart of the documents and instruments set forth in Sections 5.2 and 5.3, and (b) Shareholder shall send by courier to the Corporation for cancellation, the original Stock Certificate No. 24 of the Corporation.

6. General Provisions.
6.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties shall be governed, construed and interpreted in accordance with the laws of the State of California.
6.2 Entire Agreement. This Agreement, together with the exhibits attached hereto, sets forth the entire understanding of the parties relating to the subject matter herein and merges all prior discussions between them.
6.3 Enforcement of Rights. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
6.5 Severability. Should one or more provisions of this Agreement be or become invalid, illegal or unenforceable in whole or in part or should it turn out that this Agreement is incomplete, the validity or enforceability of the remaining provisions hereof shall not be affected. In such event the parties hereto shall be obliged to replace the invalid, illegal or unenforceable provision by, or to complete this Agreement with, a valid and enforceable provision which most closely resembles the economic and legal purpose of the invalid or unenforceable provision.
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

THE “CORPORATION”:		“SHAREHOLDER”

CHROMADEX, INC.,		BAYER INNOVATION GMBH,
a California corporation		a German corporation

By:	/s/ Frank Jaksch, Jr.	By:	/s/ Dr. Detlef Wollweber

	Frank Jaksch, Jr.		Name: Dr. Detlef Wollweber
	Chief Executive Officer		Title: Managing Director/Geschäftsführer

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